Exhibit 1

Exhibit I

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121584) of sanofi-aventis SA of our report dated July 14, 2006 relating to the financial statements of Aventis Pharmaceuticals Puerto Rico Savings Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
Florham Park, New Jersey

July 14, 2006